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                                                                  Exhibit (d)(6)

                         MUTUAL TERMINATION AGREEMENT


                                March 28, 2002


Centrica plc
Millstream, Maidenhead Road
Windsor, Berkshire SL4 5GD, United Kingdom
Attention: Grant Dawson
Telecopy No.: 44 (1753) 494-602

Windsor Aquisition Corporation
c/o Sullivan & Cromwell
125 Broad Street
New York, New York 10004
Attention: President
Telecopy No.: (212) 558-3588

NewPower Holdings, Inc.
One Manhattanville Road
Purchase, New York 10577
Attention: Marc Manly
Telecopy No.: (914) 697-2462

Sullivan & Cromwell
125 Broad Street
New York, New York 10004
Attention: Joseph B. Frumkin
           Ivan J. Presant
Telecopy No.: (212) 558-3588

Sidley Austin Brown & Wood LLP
875 Third Avenue
New York, New York 10022
Attention: Scott M. Freeman
Telecopy No.: (212) 906-2021


                Re: Termination of the Agreement and Plan of Merger dated as of February 22, 2002 (the "Merger Agreement") among Centrica plc ("Parent"), Windsor Acquisition Corporation ("Purchaser") and NewPower Holdings, Inc. (the "Company")

        Pursuant to Section 8.1(a) of the Merger Agreement, the Merger Agreement is hereby mutually terminated by Parent, Purchaser, and the Company.
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        IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this
Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          CENTRICA PLC


                                          By: /s/ George Earle
                                             -------------------------
                                             Name:  George Earle
                                             Title:


                                          WINDSOR ACQUISITION CORPORATION


                                          By: /s/ Nicholas Fulford
                                             -------------------------
                                             Name:  Nicholas Fulford
                                             Title:


                                          NEWPOWER HOLDINGS, INC.


                                          By: /s/ Marc E. Manly
                                             -------------------------
                                             Name:  Marc E. Manly
                                             Title: Managing Director
                                                    Law & Government Affairs